As filed with the Securities and Exchange Commission on July 17, 2026.

Registration No. 333-277605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Texas	30-0108820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Co-Chief Executive Officer

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James M. Wright Executive Vice President & General Counsel Energy Transfer LP 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	Lande A. Spottswood Jackson A. O’Maley Vinson & Elkins L.L.P. 845 Texas Ave., Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

EXPLANATORY NOTE

On July 6, 2026, Energy Transfer LP (the “Registrant”) changed its state of domicile from the State of Delaware to the State of Texas pursuant to a plan of conversion. This redomiciliation was approved by the board of directors of the general partner in reliance in part on the recommendation and Special Approval (as defined in the Delaware Partnership Agreement (as defined below)) of the Conflicts Committee (as defined in the Delaware Partnership Agreement). As a result of the redomiciliation, among other things, the affairs of the Registrant ceased to be governed by the Delaware Revised Uniform Limited Partnership Act and became subject to the Texas Business Organizations Code (the “TBOC”); the certificate of limited partnership and Fourth Amended and Restated Agreement of Limited Partnership of the Registrant (the “Delaware Partnership Agreement”) that were in effect immediately prior to the redomiciliation were replaced by a new certificate of formation filed with the Secretary of State of the State of Texas and the Agreement of Limited Partnership of the Registrant (the “Texas Partnership Agreement”) approved in connection with the redomiciliation and plan of conversion; and each common unit of the Registrant as a Delaware limited partnership was converted into a common unit of the Registrant as a Texas limited partnership.

Pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-277605 (the “Registration Statement”), solely to reflect the change in the Registrant’s state of domicile as a result of the redomiciliation or as necessary to keep the Registration Statement from being misleading in any material respect. The Registration Statement was originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 1, 2024. Pursuant to Rule 414(d), the Registrant expressly adopts the Registration Statement, as modified by this Post-Effective Amendment No. 1, as its own for all purposes of the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a result of the redomiciliation.

2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registrant’s Registration Statement on Form S-3 (File No. 333-277605), filed with the SEC on March 1, 2024.

Item 15. Indemnification of Directors and Officers.

As provided in the Texas Partnership Agreement, which is incorporated herein by reference, the Registrant will generally indemnify its general partner, officers, directors and affiliates of its general partner to the fullest extent permitted by law against all losses, claims, damages or similar events; provided, that the indemnitee will not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. To the fullest extent permitted by applicable law, Chapter 8 of the TBOC shall not apply to the Registrant, any partners or any indemnitee.

To the extent that the indemnification provisions of the Texas Partnership Agreement purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

The Registrant also maintains insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Certificate of Formation of Energy Transfer LP, dated as of July 6, 2026 (incorporated by reference to Exhibit 3.1 of Form 8-K12B (File No. 1-32740) filed by Energy Transfer LP on July 6, 2026)

3.2	Agreement of Limited Partnership of Energy Transfer LP, dated as of July 6, 2026 (incorporated by reference to Exhibit 3.2 of Form 8-K12B (File No. 1-32740) filed by Energy Transfer LP on July 6, 2026)

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of Energy Transfer LP’s Registration Statement on Form S-3 (File No. 333-277605) filed by Energy Transfer LP on March 1, 2024)

*	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on July 17, 2026.

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Executive Vice President and Group Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, which are with LE GP, LLC, the general partner of Energy Transfer LP, on July 17, 2026.

Signature	Title

*	Executive Chairman
Kelcy L. Warren

/s/ Thomas E. Long	Co-Chief Executive Officer and Director
Thomas E. Long	(Co-Principal Executive Officer)

/s/ Marshall S. McCrea, III	Co-Chief Executive Officer and Director
Marshall S. McCrea, III	(Co-Principal Executive Officer)

/s/ Dylan A. Bramhall	Executive Vice President and Group Chief
Dylan A. Bramhall	Financial Officer
(Principal Financial Officer)

/s/ A. Troy Sturrock	Group Senior Vice President and Controller
A. Troy Sturrock	(Principal Accounting Officer)

*	Director
Steven R. Anderson

*	Director
Michael K. Grimm

*	Director
John W. McReynolds

*	Director
James R. Perry

*	Director
Matthew S. Ramsey

*

Dylan A. Bramhall, by signing his name hereto, does hereby sign this document on behalf of each of the above-noted directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Dylan A. Bramhall
Dylan A. Bramhall
Attorney-in-fact